Exhibit 99.1

NV5 ANNOUNCES RECORD THIRD QUARTER RESULTS; EXCEEDS ANALYSTS' EXPECTATIONS

 Hollywood, FL – November 11, 2020 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a leading provider of compliance, technology, and engineering consulting solutions, today reported financial results for the third quarter ended October 3, 2020.

Gross Revenues during the third quarter of 2020 increased 30% compared to the third quarter of 2019. Net Income increased 33% compared to the third quarter of 2019. “We delivered another strong performance in the third quarter that exceeded analyst expectations for gross revenues and adjusted earnings per share. We are pleased to see the continued success of NV5 despite the pandemic. During the quarter, we generated $21.7 million in cash flows from operations, allowing us to pay down an aggregate of $27.8 million in principal under our credit facility from July through today, while maintaining a strong balance sheet that includes $64.0 million of cash on hand at the end of the third quarter. We increased our backlog by 9% in the third quarter and continue to see a solid pipeline of opportunities as we enter the fourth quarter and beyond,” said Dickerson Wright, PE, Chairman and CEO of NV5.

Third Quarter 2020 Financial Highlights

•	Gross Revenues grew by 30% in the third quarter of 2020 to $169.9 million compared to $131.0 million in the third quarter of 2019, which also exceeded analyst consensus expectations by 9%.

•
Net income for the third quarter of 2020 was $7.8 million compared to $5.8 million in the third quarter of 2019, with the third quarter of 2020 including $3.3 million of additional interest expense, $3.4 million of additional intangible amortization expense, and a higher effective income tax rate compared to third quarter of 2019.

•
Adjusted EBITDA, which excludes stock-based compensation and acquisition-related costs, grew by 70% in the third quarter of 2020 to $29.9 million compared to $17.6 million in the third quarter of 2019.

•	GAAP EPS was $0.61 per share in the third quarter of 2020.

•	Adjusted EPS in the third quarter of 2020 was $1.13 per share, exceeding analyst consensus expectations of $0.70 per share by 61%.

•	Cash flows from operations for the third quarter of 2020 grew by more than four times to $21.7 million compared to $4.1 million in the third quarter of 2019.

Nine Months Ended October 3, 2020 Financial Highlights

•	Gross Revenues grew by 32% for the nine months ended October 3, 2020 to $498.1 million compared to $376.3 million in the nine months ended September 28, 2019.

•
Net income for the nine months ended October 3, 2020 was $16.4 million compared to $20.2 million in the nine months ended September 28, 2019, with the nine months of 2020 including $10.7 million of additional interest expense, $11.2 million of additional intangible amortization expense, and a higher effective income tax rate compared to nine months ended September 28, 2019.

•
Adjusted EBITDA, which excludes stock-based compensation and acquisition-related costs, grew by 58% for the nine months ended October 3, 2020 to $81.0 million compared to $51.4 million in the nine months ended September 28, 2019.

•	GAAP EPS was $1.30 per share in the nine months ended October 3, 2020.

•	Adjusted EPS in the nine months ended October 3, 2020 was $2.91 per share.

•	Cash flows from operations for the nine months ended October 3, 2020 were $72.4 million compared to $21.6 million in the nine months ended September 28, 2019.

52/53 Week Fiscal Year
NV5 uses a 52/53 week fiscal year ending on the Saturday closest to the calendar quarter end. Therefore, the third quarter of 2020 included 14 weeks while the third quarter of 2019 included 13 weeks.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes Adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to Adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its third quarter 2020 financial results at 4:30 p.m. (Eastern Time) on November 11, 2020. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Wednesday, November 11, 2020
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 833-900-1538
International dial-in number:    +1 236-712-2278
Conference ID:    4987245
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a leading provider of compliance, technology, and engineering consulting solutions for public and private sector clients supporting infrastructure, utility, and building assets and systems. The Company primarily focuses on six business verticals: testing, inspection & consulting, infrastructure support services, utility services, buildings & program management, environmental health sciences, and geospatial technology services. NV5 operates out of more than 100 offices nationwide and abroad.  For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	October 3, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$64,022	$31,825
Billed receivables, net	122,678	131,041
Unbilled receivables, net	83,535	79,428
Prepaid expenses and other current assets	9,493	8,906
Total current assets	279,728	251,200
Property and equipment, net	27,957	25,733
Right-of-use lease assets, net	46,029	46,313
Intangible assets, net	182,830	255,961
Goodwill	344,003	309,216
Other assets	2,777	4,714
Total Assets	$883,324	$893,137

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$33,842	$36,116
Accrued liabilities	46,810	47,432
Billings in excess of costs and estimated earnings on uncompleted contracts	9,009	3,303
Client deposits	382	221
Current portion of contingent consideration	1,334	1,954
Current portion of notes payable and other obligations	21,957	25,332
Total current liabilities	113,334	114,358
Contingent consideration, less current portion	1,733	2,048
Other long-term liabilities	42,130	34,573
Notes payable and other obligations, less current portion	306,606	332,854
Deferred income tax liabilities, net	34,956	53,341
Total liabilities	498,759	537,174

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 13,244,713 and 12,852,357 shares issued and outstanding as of October 3, 2020 and December 28, 2019, respectively	132	129
Additional paid-in capital	263,341	251,187
Retained earnings	121,092	104,647
Total stockholders’ equity	384,565	355,963
Total liabilities and stockholders’ equity	$883,324	$893,137

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Gross revenues	$169,949	$131,032	$498,118	$376,340

Direct costs:
Salaries and wages	46,815	40,426	136,929	113,762
Sub-consultant services	26,003	19,972	78,673	56,969
Other direct costs	10,370	7,139	27,771	25,244
Total direct costs	83,188	67,536	243,373	195,975

Gross Profit	86,761	63,496	254,745	180,365

Operating Expenses:
Salaries and wages, payroll taxes and benefits	43,750	33,428	133,456	93,431
General and administrative	13,216	11,028	38,196	30,786
Facilities and facilities related	5,370	4,664	16,125	12,407
Depreciation and amortization	10,187	6,551	32,387	18,908
Total operating expenses	72,523	55,671	220,164	155,533

Income from operations	14,238	7,825	34,581	24,832

Interest expense	(3,731)	(421)	(11,921)	(1,230)

Income before income tax expense	10,507	7,403	22,660	23,602
Income tax expense	(2,753)	(1,560)	(6,215)	(3,422)
Net Income and Comprehensive Income	$7,754	$5,843	$16,445	$20,180

Earnings per share:
Basic	$0.62	$0.48	$1.33	$1.67
Diluted	$0.61	$0.46	$1.30	$1.62

Weighted average common shares outstanding:
Basic	12,434,600	12,191,405	12,328,448	12,086,588
Diluted	12,749,917	12,566,966	12,650,107	12,485,049

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	October 3, 2020	September 28, 2019
Cash Flows From Operating Activities:
Net income	$16,445	$20,180
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,680	18,908
Non-cash lease expense	6,731	6,770
Provision for doubtful accounts	3,127	1,725
Stock-based compensation	10,900	6,989
Change in fair value of contingent consideration	—	49
Gain on disposals of property and equipment	(394)	(48)
Deferred income taxes	(5,905)	(3,839)
Amortization of debt issuance costs	669	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	8,089	508
Unbilled receivables	(7,505)	(4,490)
Prepaid expenses and other assets	2,171	(5,279)
Accounts payable	(2,780)	(2,053)
Accrued liabilities	322	(9,170)
Income taxes payable	—	(2,789)
Billings in excess of costs and estimated earnings on uncompleted contracts	5,706	(5,972)
Deposits	163	68
Net cash provided by operating activities	72,419	21,557

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(882)	(29,365)
Proceeds from sale of assets	1,053	—
Purchase of property and equipment	(8,342)	(1,810)
Net cash used in investing activities	(8,171)	(31,175)

Cash Flows From Financing Activities:
Borrowings from Senior Credit Facility	—	10,000
Payments on notes payable	(9,941)	(8,483)
Payments of contingent consideration	(913)	(1,213)
Payments of borrowings from Senior Credit Facility	(20,750)	—
Payments of debt issuance costs	(447)	—
Net cash (used in) provided by financing activities	(32,051)	304

Net increase (decrease) in Cash and Cash Equivalents	32,197	(9,314)
Cash and cash equivalents – beginning of period	31,825	40,739
Cash and cash equivalents – end of period	$64,022	$31,425

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Nine Months Ended
		October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Income		$7,754	$5,843	$16,445	$20,180
Add:	Interest expense	3,731	421	11,921	1,230
	Income tax expense	2,753	1,560	6,215	3,422
	Depreciation and amortization	11,401	6,551	34,680	18,908
	Stock-based compensation	4,020	2,819	10,900	6,989
	Acquisition-related costs	274	433	845	671
Adjusted EBITDA		$29,933	$17,627	$81,006	$51,400

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Nine Months Ended
		October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net Income - per diluted share		$0.61	$0.46	$1.30	$1.62
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.70	0.45	2.16	1.28
	Income tax expense	(0.18)	(0.10)	(0.55)	(0.29)
Adjusted EPS		$1.13	$0.81	$2.91	$2.61